EXECUTION COPY







                                 XL CAPITAL LTD,



                    U.S. BANK TRUST NATIONAL ASSOCIATION, as
          Collateral Agent, Custodial Agent and Securities Intermediary

                                       AND

                         U.S. BANK NATIONAL ASSOCIATION,



                           as Purchase Contract Agent



                                PLEDGE AGREEMENT



                           Dated as of March 23, 2004


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                                                 TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I DEFINITIONS.............................................................................................2

         SECTION 1.1   Definitions................................................................................2

ARTICLE II PLEDGE; CONTROL AND PERFECTION.........................................................................4

         SECTION 2.1   The Pledge.................................................................................4
         SECTION 2.2   Delivery, Control and Perfection...........................................................6

ARTICLE III PAYMENTS ON COLLATERAL................................................................................8

         SECTION 3.1   Payments...................................................................................8
         SECTION 3.2   Application of Payments....................................................................9

ARTICLE IV SUBSTITUTION, RELEASE, REPLEDGE AND SETTLEMENT OF NOTES................................................9

         SECTION 4.1   Collateral Substitution and the Creation of Stripped Units.................................9
         SECTION 4.2   Collateral Substitution and the Re-Creation of Normal Units...............................10
         SECTION 4.3   Termination Event.........................................................................10
         SECTION 4.4   Early Settlement; Merger Early Settlement; Cash Settlement................................11
         SECTION 4.5   Remarketing; Application of Proceeds; Settlement..........................................11

ARTICLE V VOTING RIGHTS -- NOTES.................................................................................13

         SECTION 5.1   Exercise by Purchase Contract Agent.......................................................13

ARTICLE VI RIGHTS AND REMEDIES; SPECIAL EVENT REDEMPTION.........................................................14

         SECTION 6.1   Rights and Remedies of the Collateral Agent...............................................14
         SECTION 6.2   Substitutions.............................................................................15
         SECTION 6.3   Special Event Redemption..................................................................15
         SECTION 6.4   Cash Received from Holders of Normal Units not Participating in the Remarketing...........15

ARTICLE VII REPRESENTATIONS AND WARRANTIES; COVENANTS............................................................16

         SECTION 7.1   Representations and Warranties of the Holders.............................................16
         SECTION 7.2   Representations and Warranties of the Collateral Agent, Custodial Agent and
                         Securities Intermediary.................................................................17
         SECTION 7.3   Covenants.................................................................................17

ARTICLE VIII THE COLLATERAL AGENT................................................................................18

         SECTION 8.1   Appointment, Powers and Immunities........................................................18
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
         SECTION 8.2   Instructions of the Company...............................................................19
         SECTION 8.3   Reliance..................................................................................20
         SECTION 8.4   Rights in Other Capacities................................................................20
         SECTION 8.5   Non-Reliance on Collateral Agent..........................................................20
         SECTION 8.6   Compensation and Indemnity................................................................21
         SECTION 8.7   Failure to Act............................................................................21
         SECTION 8.8   Resignation; Replacement of Collateral Agent, Custodial Agent or Securities
                         Intermediary............................................................................22
         SECTION 8.9   Right to Appoint Agent or Advisor.........................................................23
         SECTION 8.10   Survival.................................................................................23
         SECTION 8.11   Exculpation..............................................................................23

ARTICLE IX AMENDMENT.............................................................................................24

         SECTION 9.1   Amendment Without Consent of Holders......................................................24
         SECTION 9.2   Amendment with Consent of Holders.........................................................24
         SECTION 9.3   Execution of Amendments...................................................................25
         SECTION 9.4   Effect of Amendments......................................................................25
         SECTION 9.5   Reference to Amendments...................................................................25

ARTICLE X MISCELLANEOUS..........................................................................................25

         SECTION 10.1   No Waiver................................................................................25
         SECTION 10.2   GOVERNING LAW............................................................................26
         SECTION 10.3   Judgment Currency........................................................................26
         SECTION 10.4   Notices..................................................................................27
         SECTION 10.5   Successors and Assigns...................................................................27
         SECTION 10.6   Counterparts.............................................................................27
         SECTION 10.7   Severability.............................................................................27
         SECTION 10.8   Expenses, Etc............................................................................28
         SECTION 10.9   Security Interest Absolute...............................................................28
         SECTION 10.10  Waiver of Jury Trial.....................................................................28
         SECTION 10.11  Incorporation by Reference...............................................................28
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EXHIBIT A   Instruction from Purchase Contract Agent to Collateral Agent
EXHIBIT B   Instruction to Purchase Contract Agent
EXHIBIT C   Instruction to Custodial Agent Regarding Remarketing
EXHIBIT D   Instruction to Custodial Agent Regarding Withdrawal from Remarketing



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                                PLEDGE AGREEMENT

                  PLEDGE AGREEMENT, dated as of March 23, 2004 (this "Agreement"), among XL Capital Ltd, a Cayman Islands exempted limited company (the "Company"), U.S. Bank Trust National Association, a national banking association, not individually but solely as collateral agent (in such capacity, together with its successors in such capacity, the "Collateral Agent"), as custodial agent (in such capacity, together with its successors in such capacity, the "Custodial Agent") and as "securities intermediary" as defined in
Section 8-102(a)(14) of the Code (as defined herein) (in such capacity, together with its successors in such capacity, the "Securities Intermediary"), and U.S. Bank National Association, a national banking association, not individually but solely as purchase contract agent and as attorney-in-fact of the Holders from time to time of the Units (in such capacity, together with its successors in such capacity, the "Purchase Contract Agent") under the Purchase Contract Agreement (as defined herein).

                                    RECITALS

                  WHEREAS, the Company and the Purchase Contract Agent are parties to the Purchase Contract Agreement, dated as of the date hereof (as modified, amended or supplemented and in effect from time to time, the "Purchase Contract Agreement"), pursuant to which there may be issued Units having a Stated Amount of $25 per Unit, all of which will initially be Normal Units.

                  WHEREAS, each Normal Unit will be comprised of (a) a Purchase Contract and (b) either beneficial ownership of (i) a 1/40, or 2.5%, beneficial ownership interest in a Note having a $1,000 principal amount or (ii) following a Special Event Redemption in accordance with the Purchase Contract Agreement and the terms of the Notes, beneficial ownership of the Treasury Consideration.

                  WHEREAS, in accordance with the terms of the Purchase Contract Agreement, a Holder of Normal Units may separate the Notes or the Treasury Consideration, as applicable, from the related Purchase Contracts by substituting for such Notes or the Treasury Consideration, as the case may be, Treasury Securities that will pay in the aggregate an amount equal to the aggregate Stated Amount of such Normal Units. Upon such separation, the Normal Units will become Stripped Units. Each Stripped Unit will be comprised of (a) a Purchase Contract and (b) a 1/40 undivided beneficial interest in a Treasury Security, or, in the case of an opt-out pursuant to Section 6.4, the Cash Consideration.

                  WHEREAS, pursuant to the terms of the Purchase Contract Agreement and the Purchase Contracts, the Holders, from time to time, of the Units have irrevocably authorized the Purchase Contract Agent, as attorney-in-fact of such Holders, among other things, to execute and deliver this Agreement on behalf of such Holders and to grant the pledge provided hereby of the Notes, any Treasury Consideration and any Treasury Securities delivered in exchange therefor to secure each Holder's obligations under the related Purchase Contract, as provided herein and subject to the terms hereof.

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the

Company, the Collateral Agent, the Securities Intermediary, the Custodial Agent and the Purchase Contract Agent, on its own behalf and as attorney-in-fact of the Holders from time to time of the Units, agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.1 DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) capitalized terms used but not defined herein are used as defined in the Purchase Contract Agreement;

                  (b) the defined terms in this Agreement have the meanings assigned to them in this Article and include the plural as well as the singular; and

                  (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                  "AGREEMENT" means this agreement as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

                  "CASH CONSIDERATION" has the meaning specified in the Purchase Contract Agreement.

                  "CODE" has the meaning specified in Section 6.1 hereof.

                  "COLLATERAL" has the meaning specified in Section 2.1(a) hereof.

                  "COLLATERAL ACCOUNT" means the securities account (number 785068000) maintained at U.S. Bank Trust National Association, 225 Asylum Street, 23rd Floor, Hartford, Connecticut 06103, in the name of "U.S. Bank National Association, as Purchase Contract Agent on behalf of the holders of certain securities of XL Capital Ltd, Collateral Account subject to the security interest of U.S. Bank Trust National Association, as Collateral Agent, for the benefit of XL Capital Ltd, as pledgee" and any successor account.

                  "COLLATERAL AGENT" has the meaning specified in the first paragraph of this Agreement.

                  "COMPANY" means the Person named as the "Company" in the first paragraph of this Agreement until a successor shall have become such pursuant to the applicable provisions of the Purchase Contract Agreement, and thereafter "Company" shall mean such successor.


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                  "CUSTODIAL AGENT" has the meaning specified in the first
paragraph of this Agreement.

                   "INDENTURE" means the Indenture dated as of January 23, 2003 between the Company and U.S. Bank National Association, as trustee, as supplemented by the First Supplemental Indenture, dated as of March 23, 2004.

                  "INTERMEDIARY" means any entity that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

                  "PLEDGE" has the meaning specified in Section 2.1(c) hereof.

                  "PLEDGED NOTES" has the meaning specified in Section 2.1(c) hereof.

                  "PLEDGED TREASURY CONSIDERATION" has the meaning specified in
Section 2.1(c) hereof.

                  "PLEDGED TREASURY SECURITIES" has the meaning specified in
Section 2.1(c) hereof.

                  "PROCEEDS" means all interest, dividends, cash, instruments, securities, financial assets (as defined in Section 8-102(a)(9) of the Code) and other property from time to time received, receivable or otherwise distributed upon the sale, exchange, collection or disposition of the Collateral or any proceeds thereof.

                  "PURCHASE CONTRACT AGENT" has the meaning specified in the first paragraph of this Agreement.

                  "PURCHASE CONTRACT AGREEMENT" has the meaning specified in the Recitals.

                  "SECURITIES INTERMEDIARY" has the meaning specified in the first paragraph of this Agreement.

                  "SECURITY ENTITLEMENT" has the meaning set forth in Section 8-102(a)(17) of the Code.

                  "SEPARATE NOTES" means any Notes that are not Pledged Notes.

                  "TRADES REGULATIONS" means the regulations of the United States Department of the Treasury, published at 31 C.F.R. Part 357, as amended from time to time. Unless otherwise defined herein, all terms defined in the TRADES Regulations are used herein as therein defined.

                  "TRANSFER" means, with respect to the Collateral and in accordance with the instructions of the Collateral Agent, the Purchase Contract Agent or the Holder, as applicable:

                  (i) in the case of Collateral consisting of certificated securities, delivery as provided in 8-301(a) of the UCC in appropriate physical form to the recipient accompanied by any duly executed instruments of transfer, assignments in blank,



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          transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient; and

                  (ii) in the case of Collateral consisting of security entitlements relating to securities maintained in book-entry form, by causing a "securities intermediary" (as defined in Section 8-102(a)(14) of the Code) to (a) credit such "security entitlement" (as defined in Section 8-102(a)(17) of the Code) to a "securities account" (as defined in Section 8-501(a) of the Code) maintained by or on behalf of the recipient and (b) to issue a confirmation to the recipient with respect to such credit. In the case of Collateral to be delivered to the Collateral Agent, the securities intermediary shall be the Securities Intermediary and the securities account shall be the Collateral Account. In addition, any Transfer of Treasury Securities and Treasury Consideration hereunder shall be made in accordance with the TRADES Regulations and other applicable law.


                                   ARTICLE II

                         PLEDGE; CONTROL AND PERFECTION

                  SECTION 2.1 THE PLEDGE. (a) The Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact hereby pledge and grant to the Collateral Agent, for the benefit of the Company, as collateral security for the payment and performance when due by such Holders of their respective obligations to the Company under the related Purchase Contracts, a security interest in, and right of set-off against, all of the right, title and interest of the Purchase Contract Agent and such Holders in:

                  (i) the Notes constituting a part of the Units that have not been released by the Collateral Agent, other than a release to the Remarketing Agent in connection with a remarketing under Section 4.5 hereof, to such Holders under the provisions of this Agreeement;

                  (ii) (A) the Treasury Consideration or Treasury Securities constituting a part of the Units, (B) any Treasury Securities delivered in exchange for any Notes or Treasury Consideration, as applicable, in accordance with Section 4.1 hereof, and (C) any Notes or Treasury Consideration, as applicable, delivered in exchange for any Treasury Securities in accordance with Section 4.2 hereof, in each case that have been Transferred to or otherwise received by the Collateral Agent and not released by the Collateral Agent, other than a release to the Remarketing Agent in connection with a remarketing under Section 4.5 hereof, to such Holders under the provisions of this Agreement;

                  (iii) the Collateral Account and all securities, financial assets, security entitlements, cash and other property credited thereto and all Security Entitlements related thereto;

                  (iv) upon the occurrence of a Special Event Redemption, the Treasury Portfolio Transferred to the Collateral Account;


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                  (v) all Proceeds of the foregoing; and

                  (vi) all powers and rights now owned or hereafter acquired under or with respect to any of the foregoing (all of the foregoing, collectively, the "COLLATERAL").

                  (b) Prior to or concurrently with the execution and delivery of this Agreement, the Purchase Contract Agent, on behalf of the initial Holders of the Units, shall cause the Notes comprising a part of the Normal Units, which will be subject to the Pledge set forth in this Section 2.1, to be Transferred to the Collateral Agent for the benefit of the Company.

                  (c) The pledge provided in this Section 2.1 is herein referred to as the "Pledge" and the Notes (including any Notes that are delivered pursuant to Section 6.2 hereof), Treasury Consideration and Treasury Securities subject to the Pledge, excluding any Notes, Treasury Consideration or Treasury Securities released from the Pledge as provided in Sections 4.1, 4.2 and 4.3 hereof, respectively, are hereinafter referred to as "Pledged Notes," "Pledged Treasury Consideration" and "Pledged Treasury Securities," respectively. Subject to the Pledge and the provisions of Section 2.2 hereof, the Holders from time to time shall have full beneficial ownership of the Collateral. For purposes of perfecting the Pledge under applicable law, including, to the extent applicable, the TRADES Regulations or the Uniform Commercial Code as adopted and in effect in any applicable jurisdiction, the Collateral Agent shall be the agent of the Company as provided herein. Whenever directed by the Collateral Agent acting on behalf of the Company, the Securities Intermediary shall have the right to reregister in its name the Notes or any other securities held in physical form.

                  (d) Except as may be required in order to release Notes or Treasury Consideration, as applicable, in connection with a Special Event Redemption or with a Holder's election to convert its investment from a Normal Unit to a Stripped Unit, or except as may be required in order to release Treasury Securities in connection with a Holder's election to convert its investment from a Stripped Unit to a Normal Unit, or except as otherwise required to release Notes, Treasury Consideration or Treasury Securities as specified herein, the Collateral Agent, shall not relinquish physical possession of any certificate evidencing Notes, Treasury Securities or Treasury Consideration, as applicable, prior to the termination of this Agreement. If it becomes necessary for the Collateral Agent to relinquish physical possession of a certificate in order to release a portion of the Notes evidenced thereby from the Pledge, the Company shall use its commercially reasonable best efforts to arrange for the Securities Intermediary to obtain physical possession of a replacement certificate evidencing any Notes remaining subject to the Pledge hereunder registered to the Securities Intermediary or endorsed in blank (or accompanied by a bond power endorsed in blank) within fifteen calendar days of the date the Securities Intermediary relinquished possession. The Securities Intermediary shall promptly notify the Company and the Collateral Agent of its inability to obtain possession of any such replacement certificate as required hereby.

                  (e) Notwithstanding anything contained herein to the contrary, for avoidance of doubt, (i) the cash payments at the rate of 2.53% per year of the Stated Amount of the Notes and (ii) after a Special Event Redemption, the quarterly payments with respect to the Treasury Consideration (as specified in clause (B) of the definition of Treasury Consideration) that are a



                                       5
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part of the Normal Units to Holders of Normal Units shall not be subject to the
Pledge and therefore are not part of the Collateral.

                  SECTION 2.2 DELIVERY, CONTROL AND PERFECTION. (a) The Purchase Contract Agent shall immediately deliver to the Collateral Agent all certificates or instruments representing the Collateral accompanied by stock or bond powers duly executed in blank or other instruments of reasonable satisfaction to the Collateral Agent.

                  (b) Except as provided in Section 5.1, at all times prior to the termination of the Pledge, the Collateral Agent shall have sole control of the Collateral Account, and the Securities Intermediary shall take instructions and directions with respect to the Collateral Account solely from the Collateral Agent. In connection with the Pledge granted in Section 2.1, and subject to the other provisions of this Agreement, the Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, hereby authorize and direct the Securities Intermediary (without the necessity of obtaining the further consent of the Purchase Contract Agent or any of the Holders), and the Securities Intermediary agrees, to comply with and follow any instructions and entitlement orders (as defined in Section 8-102(a)(8) of the Code) that the Collateral Agent may deliver pursuant to the terms hereof or upon the written direction of the Company with respect to the Collateral Account, the Collateral credited thereto and any Security Entitlements with respect thereto. Such instructions and entitlement orders may, without limitation, direct the Securities Intermediary to transfer, redeem, assign, or otherwise deliver the Notes, the Treasury Consideration and the Treasury Securities, and any Security Entitlements with respect thereto, or sell, liquidate or dispose of such assets through a broker designated by the Company, and to pay and deliver any income, proceeds or other funds derived therefrom to the Company. The Collateral Agent shall be the agent of the Company and shall act only in accordance with the terms hereof or as otherwise directed in writing by the Company. Without limiting the generality of the foregoing, the Collateral Agent shall issue entitlement orders to the Securities Intermediary when and as required by the terms hereof or as otherwise directed in writing by the Company.

                  (c) The Securities Intermediary hereby confirms and agrees that:

                  (i) all securities or other property underlying any financial assets credited to the Collateral Account shall be registered in the name of the Securities Intermediary, or its nominee, endorsed to the Securities Intermediary, or its nominee, or in blank or credited to another Collateral Account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to the Collateral Account be registered in the name of the Purchase Contract Agent, the Collateral Agent, the Company or any Holder, payable to the order of, or specially indorsed to, the Purchase Contract Agent, the Collateral Agent, the Company or any Holder except to the extent the foregoing have been specially endorsed to the Securities Intermediary or in blank;

                  (ii) all property delivered to the Securities Intermediary pursuant to this Agreement (including, without limitation, any Notes, Treasury Consideration or Treasury Securities) will be promptly credited to the Collateral Account;


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

                  (iii) the Collateral Account is an account to which financial assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Purchase Contract Agent as entitled to exercise the rights of any financial asset credited to the Collateral Account;

                  (iv) the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other Person relating to the Collateral Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the Code) of such other Person; and

                  (v) the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Company, the Collateral Agent or the Purchase Contract Agent purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in this Section 2.2 hereof.

                  (d) The Securities Intermediary hereby agrees that each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Collateral Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the Code.

                  (e) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement, as may be amended pursuant to Article IX hereof, shall prevail.

                  (f) The Purchase Contract Agent hereby irrevocably constitutes and appoints the Collateral Agent and the Company, with full power of substitution, as the Purchase Contract Agent's attorney-in-fact to take on behalf of, and in the name, place and stead of the Purchase Contract Agent and the Holders, any action necessary or desirable to perfect and to keep perfected the security interest in the Collateral referred to in Section 2.1. The grant of such power-of-attorney shall not be deemed to require of the Collateral Agent any specific duties or obligations not otherwise assumed by the Collateral Agent hereunder. Notwithstanding the foregoing, in no event shall the Collateral Agent, the Custodial Agent, the Securities Intermediary or the Purchase Contract Agent be responsible for the preparation or filing of any financing or continuation statements in the appropriate jurisdictions or responsible for maintenance or perfection of any security interest hereunder.

                  (g) The Purchase Contract Agent shall file with the United States Internal Revenue Service and deliver to the Holders Forms 1099 (or successor or comparable forms), to the extent required by law, with respect to payments to the Holders.



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                                  ARTICLE III

                             PAYMENTS ON COLLATERAL

                  SECTION 3.1 PAYMENTS. So long as the Purchase Contract Agent is the registered owner of the Pledged Notes, Pledged Treasury Consideration or Pledged Treasury Securities, it shall receive all payments thereon. If the Pledged Notes are reregistered such that the Collateral Agent becomes the registered holder, all payments of the principal of, or interest or other amounts on, the Pledged Notes and all payments of the principal of, or cash distributions on, any Pledged Treasury Consideration or Pledged Treasury Securities, that are received by the Collateral Agent and that are properly payable hereunder shall be paid by the Collateral Agent by wire transfer in same day funds:

                  (i) in the case of (A) any interest payments with respect to the Pledged Notes or Pledged Treasury Consideration (including as specified in clause (B) of the definition of Treasury Consideration), as the case may be, with respect to Normal Units and (B) any payments with respect to any Notes or Treasury Consideration (including as specified in clause (A) of the definition of Treasury Consideration), as the case may be, that have been released from the Pledge pursuant to Section 4.3 hereof, to the Purchase Contract Agent, for the benefit of the relevant Holders of the Normal Units, to the account designated by the Purchase Contract Agent for such purpose no later than 11:00 a.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment or payment instructions are received by the Collateral Agent on a day that is not a Business Day or after 10:30 a.m., New York City time, on a Business Day, then such payment shall be made no later than 9:30 a.m., New York City time, on the next succeeding Business Day);

                  (ii) in the case of any payments with respect to any Treasury Securities that have been released from the Pledge pursuant to Section
          4.3 hereof to the Holders of the Stripped Units, to the accounts and in such amounts designated by the Purchase Contract Agent (subject to the Purchase Contract Agent receiving such information from the Holders) in writing for such purpose no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment or payment instructions are received by the Collateral Agent on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day); any payment to be made directly to the Holders of such Stripped Units shall be subject to applicable federal withholding law, including the requirement that a Holder shall have provided to the Collateral Agent its certified taxpayer identification number by furnishing appropriate Forms W-9 (or such other forms as shall be applicable); and

                  (iii) in the case of payments in respect of any Pledged Notes, Pledged Treasury Consideration (as specified in clause (A) of the definition of Treasury Consideration) or Pledged Treasury Securities, as the case may be, to be paid upon settlement of such Holder's obligations to purchase Ordinary Shares under the Purchase Contract, to the Company on the Stock Purchase Date in accordance with the procedure set forth in



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          Section 4.5(a) or 4.5(b) hereof, in full satisfaction of the respective obligations of the Holders under the related Purchase Contracts and, to the extent such payments exceed the Purchase Price, to the Purchase Contract Agent for the benefit of the Holders.

                  SECTION 3.2 APPLICATION OF PAYMENTS. All payments received by the Purchase Contract Agent as provided herein shall be applied by the Purchase Contract Agent pursuant to the provisions of the Purchase Contract Agreement. If, notwithstanding the foregoing, the Purchase Contract Agent shall receive any payments of principal on account of any Notes or Treasury Consideration (which, shall be as specified in clause (A) of the definition of Treasury Consideration), as applicable, that, at the time of such payments, are Pledged Notes or Pledged Treasury Consideration (which, shall be as specified in clause
(A) of the definition of Treasury Consideration), as the case may be, or a Holder of a Stripped Unit shall receive any payments of principal on account of any Treasury Securities that, at the time of such payment, are Pledged Treasury Securities, the Purchase Contract Agent or such Holder shall hold the same as trustee of an express trust for the benefit of the Company (and promptly deliver the same over to the Company) for application to the obligations of the Holders under the related Purchase Contracts, and the Holders shall acquire no right, title or interest in any such payments of principal so received.

                                   ARTICLE IV

             SUBSTITUTION, RELEASE, REPLEDGE AND SETTLEMENT OF NOTES

                  SECTION 4.1 COLLATERAL SUBSTITUTION AND THE CREATION OF STRIPPED UNITS. At any time on or prior to the thirteenth Business Day immediately preceding the Stock Purchase Date, a Holder of Normal Units shall have the right to substitute Treasury Securities for the Pledged Notes or Pledged Treasury Consideration, as the case may be, securing such Holder's obligations under the Purchase Contracts comprising a part of such Normal Units, in integral multiples of 40 Normal Units, or after a Special Event Redemption, in integral multiples of Normal Units so that Treasury Securities to be deposited and the Treasury Consideration, as the case may be, to be released are in integral multiples of $1,000, by (a) Transferring to the Collateral Agent Treasury Securities having an aggregate principal amount equal to the aggregate Stated Amount of such Normal Units and (b) delivering such Normal Units to the Purchase Contract Agent, accompanied by a notice, substantially in the form of EXHIBIT B hereto, to the Purchase Contract Agent, with a copy of such notice to the Company, stating that such Holder has Transferred Treasury Securities to the Collateral Agent pursuant to clause (a) above (stating the principal amount, the maturities and the CUSIP numbers of the Treasury Securities Transferred by such Holder) and requesting that the Purchase Contract Agent instruct the Collateral Agent to release from the Pledge the Pledged Notes or Pledged Treasury Consideration related to such Normal Units, whereupon the Purchase Contract Agent shall promptly give such instruction to the Collateral Agent, with a copy of such instruction to the Company, in the form provided in EXHIBIT A. Upon receipt of Treasury Securities from a Holder of Normal Units and the related instruction from the Purchase Contract Agent, the Collateral Agent shall release the Pledged Notes or Pledged Treasury Consideration and shall promptly Transfer such Pledged Notes or Pledged Treasury Consideration free and clear of any lien, pledge or security interest created hereby, to the Purchase Contract Agent. All items Transferred and/or substituted by any Holder pursuant to this Section 4.1, Section 4.2 or any other Section of this Agreement shall be Transferred and/or substituted free and clear of all liens, claims and encumbrances, except as otherwise set forth herein.

                  SECTION 4.2 COLLATERAL SUBSTITUTION AND THE RE-CREATION OF NORMAL UNITS.

                  (a) At any time on or prior to the thirteenth Business Day immediately preceding the Stock Purchase Date, a Holder of Stripped Units shall have the right to reestablish Normal Units (a) consisting of the Purchase Contracts and Notes in integral multiples of 40 Normal Units, or (b) after a Special Event Redemption, consisting of the Purchase Contracts and the Treasury Consideration (identified and calculated by reference to the Treasury Consideration then comprising Normal Units) or the appropriate portion of the Treasury Portfolio in integral multiples of Stripped Units so that the Treasury Consideration to be deposited and the Treasury Securities to be released are in integral multiples of $1,000, by (x) Transferring to the Collateral Agent Notes or the Treasury Consideration, as the case may be, then comprising such number of Normal Units as is equal to such Stripped Units and (y) delivering such Stripped Units to the Purchase Contract Agent, accompanied by a notice, substantially in the form of EXHIBIT B hereto, to the Purchase Contract Agent, with a copy of such notice to the Company, stating that such Holder has transferred Notes or Treasury Consideration to the Collateral Agent pursuant to clause (a) above and requesting that the Purchase Contract Agent instruct the Collateral Agent to release from the Pledge the Pledged Treasury Securities related to such Stripped Units, whereupon the Purchase Contract Agent shall give such instruction to the Collateral Agent, with a copy of such instruction to the Company, in the form provided in EXHIBIT A. Upon receipt of the Notes or the Treasury Consideration, as the case may be, from such Holder and the instruction from the Purchase Contract Agent, the Collateral Agent shall release the Pledged Treasury Securities and shall promptly Transfer such Treasury Securities, free and clear of any lien, pledge or security interest created hereby, to the Purchase Contract Agent.

                  (b) Holders of Stripped Units who reestablish Normal Units shall be responsible for any fees or expenses payable to the Collateral Agent for its services as Collateral Agent in respect of the substitution, and the Company shall not be responsible for any such fees or expenses.

                  SECTION 4.3 TERMINATION EVENT. (a) Upon receipt by the Collateral Agent of written notice from the Company or the Purchase Contract Agent that there has occurred a Termination Event and identifying the nature of the Termination Event, the Collateral Agent shall release all Collateral from the Pledge and shall promptly Transfer any Pledged Notes or Pledged Treasury Consideration, as the case may be, and Pledged Treasury Securities to the Purchase Contract Agent for the benefit of the Holders of the Normal Units and the Stripped Units, respectively, free and clear of any lien, pledge or security interest or other interest created in favor of the Collateral Agent hereby.

                  (b) If such Termination Event shall result from the Company's becoming a debtor under the Bankruptcy Code or becoming subject to a petition under clause (ii) of the definition of Bankruptcy Law, and if the Collateral Agent shall fail for any reason to promptly effectuate, the release and Transfer of all Pledged Notes, Pledged Treasury Consideration or

Pledged Treasury Securities, as the case may be, as provided by this Section 4.3, the Purchase Contract Agent, shall:

                  (i) use its best efforts to obtain, at the expense of the Company, an opinion of a nationally recognized law firm reasonably acceptable to the Collateral Agent to the effect that, as a result of the Company's being the debtor in such a bankruptcy case or becoming subject to a petition under clause (ii) of the definition of Bankruptcy Law, the Collateral Agent will not be prohibited from releasing or Transferring the Collateral as provided in this Section 4.3, and shall deliver such opinion to the Collateral Agent within ten days after the occurrence of such Termination Event, and if (y) the Purchase Contract Agent shall be unable to obtain such opinion within ten days after the occurrence of such Termination Event or (z) the Collateral Agent shall continue, after delivery of such opinion, to refuse to effectuate the release and Transfer of all Pledged Notes, Pledged Treasury Consideration or Pledged Treasury Securities, as the case may be, as provided in this Section 4.3, then the Purchase Contract Agent shall within fifteen days after the occurrence of such Termination Event commence an action or proceeding in the court with jurisdiction of the Company's case under the applicable Bankruptcy Law seeking an order requiring the Collateral Agent to effectuate the release and transfer of all Pledged Notes, Pledged Treasury Consideration or Pledged Treasury Securities, as the case may be, as provided by this Section 4.3; or

                  (ii) commence an action or proceeding like that described in subsection (i)(z) hereof within ten days after the occurrence of such Termination Event.

                  SECTION 4.4 EARLY SETTLEMENT; MERGER EARLY SETTLEMENT; CASH SETTLEMENT. Upon written notice to the Collateral Agent by the Purchase Contract Agent that one or more Holders of Units have elected to effect Early Settlement, Merger Early Settlement or Cash Settlement of their respective obligations under the Purchase Contracts forming a part of such Units in accordance with the terms of the Purchase Contracts and the Purchase Contract Agreement (setting forth the number of such Purchase Contracts as to which such Holders have elected to effect Early Settlement, Merger Early Settlement or Cash Settlement), and that the Purchase Contract Agent has received from such Holders, and paid to the Company as confirmed by written notice to the Collateral Agent by the Company, the related Early Settlement Amounts, Merger Early Settlement Amounts or Cash Settlement Amounts, as the case may be, pursuant to the terms of the Purchase Contracts and the Purchase Contract Agreement and that all conditions to such Early Settlement, Merger Early Settlement or Cash Settlement, as the case may be, have been satisfied, then the Collateral Agent shall release from the Pledge
(a) Pledged Notes or Pledged Treasury Consideration, as the case may be, in the case of a Holder of Normal Units or (b) Pledged Treasury Securities, in the case of a Holder of Stripped Units, identified by the Purchase Contract Agent as relating to such Purchase Contracts as to which such Holders have paid such Early Settlement Amounts, Merger Early Settlement Amounts or Cash Settlement Amounts, and shall Transfer all such Pledged Notes, Pledged Treasury Consideration or Pledged Treasury Securities, as the case may be, free and clear of the Pledge created hereby, to the Purchase Contract Agent for the benefit of the Holders.

                  SECTION 4.5 REMARKETING; APPLICATION OF PROCEEDS; SETTLEMENT.
(a) Pursuant to the Purchase Contract Agreement, the Purchase Contract Agent shall notify, by 10:00 a.m.,

New York City time, on the second Business Day immediately preceding the Remarketing Date, the Remarketing Agent and the Collateral Agent of the aggregate principal amount of Notes comprising part of Normal Units to be remarketed. The Collateral Agent shall, by 10:00 a.m., New York City time, on the Business Day immediately preceding the Remarketing Date, without any instruction from Holders of Normal Units, deliver (i) the Pledged Notes to be remarketed to the Remarketing Agent for remarketing and (ii) the remaining Pledged Notes to the Purchase Contract Agent for distribution to the Holders that have elected not to participate in the remarketing in accordance with the Purchase Contract Agreement. Upon completion of a successful remarketing, after deducting as the remarketing fee an amount not exceeding 25 basis points (0.25%) of the Remarketing Value of such Pledged Notes, the Remarketing Agent will deliver the proceeds of such remarketing to the Collateral Agent for the benefit of the Company to be held in Trust for the Company. Upon receipt of the proceeds following a successful remarketing, (i) the Collateral Agent, for the benefit of the Company, shall thereupon apply such proceeds in an amount equal to the aggregate Stated Amount of the related Normal Units in direct settlement and satisfaction in full of such Normal Units Holders' obligations to pay to the Company the Purchase Price under the Purchase Contracts on the Stock Purchase Date and (ii) the remaining portion, if any, of the proceeds of such successful remarketing shall be distributed by the Remarketing Agent to the Purchase Contract Agent for payment on a pro rata basis to such Normal Units Holders participating in such remarketing.

                  (b) The Remarketing Agent shall agree to make one or more attempts to remarket the Notes in accordance with the procedures set forth in the Purchase Contract Agreement and the Remarketing Agreement between the Remarketing Date and the last Subsequent Remarketing Date. If by 4:00 p.m., New York City time, on the third Business Day immediately preceding the Stock Purchase Date the Remarketing Agent has failed to remarket the Notes at a price equal to 100.25% of the aggregate principal amount of the Notes participating in the remarketing, the "Last Failed Remarketing" shall be deemed to have occurred. In this case, the Remarketing Agent will agree to advise the Collateral Agent in writing that it cannot remarket the related Pledged Notes of such Holders of Normal Units and the Remarketing Agent will agree pursuant to the Remarketing Agreement to return to the Collateral Agent the Notes delivered to it pursuant to Section 4.5(a) within three Business Days of the Last Failed Remarketing. The Collateral Agent, for the benefit of the Company will, at the written direction of the Company, deliver or dispose of the Pledged Notes in accordance with the Company's written instructions to satisfy in full, from any such disposition or retention, such Holders' obligations to pay the Purchase Price for the Ordinary Shares; provided that if upon the Last Failed Remarketing, the Collateral Agent delivers or disposes of the Pledged Notes in accordance with the written instructions of the Company, any accumulated and unpaid interest on such Notes will become payable by the Company to the Purchase Contract Agent for payment to the Holder of the Normal Units to which such Notes relate in accordance with the Purchase Contract Agreement.

                  (c) In the event a Holder of Stripped Units has not made an Early Settlement, Merger Early Settlement or Cash Settlement of the Purchase Contracts underlying its Stripped Units, such Holder shall be deemed to have elected to pay for the Ordinary Shares to be issued under such Purchase Contracts from the payments received in respect of the related Pledged Treasury Securities. Without receiving any instruction from any such Holder of Stripped Units, the Collateral Agent shall apply such payments to the Company in settlement of such Purchase

Contracts on the Stock Purchase Date pursuant to written instructions from the Purchase Contract Agent. In the event the payments received in respect of the related Pledged Treasury Securities are in excess of the aggregate Purchase Price of the Purchase Contracts being settled thereby, the Collateral Agent shall distribute such excess, when received, to the Purchase Contract Agent for payment to such Holders of Stripped Units.

                  (d) Pursuant to the Remarketing Agreement and the Purchase Contract Agreement, on or prior to the thirteenth Business Day immediately preceding the Stock Purchase Date, but no earlier than the sixteenth Business Day immediately preceding the Stock Purchase Date, holders of Separate Notes may elect to have their Separate Notes remarketed by delivering their Separate Notes, together with a notice of such election, substantially in the form of EXHIBIT C hereto, to the Custodial Agent. On the second Business Day immediately prior to the Remarketing Date, by 10:00 a.m., New York City time, the Custodial Agent shall notify the Remarketing Agent of the aggregate principal amount of such Separate Notes to be remarketed. The Custodial Agent will hold such Separate Notes in an account separate from the Collateral Account. A holder of Separate Notes electing to have its Separate Notes remarketed will also have the right to withdraw such election by written notice to the Custodial Agent, substantially in the form of EXHIBIT D hereto, on or prior to the thirteenth Business Day immediately preceding the Stock Purchase Date, upon which notice the Custodial Agent will return such Separate Notes to such holder. On the Business Day immediately preceding the Remarketing Date, the Custodial Agent at the written direction of the Remarketing Agent will deliver to the Remarketing Agent for remarketing all Separate Notes delivered to the Custodial Agent pursuant to this Section 4.5(d) and not withdrawn pursuant to the terms hereof prior to such date. In the event of a successful remarketing, after deducting as the remarketing fee an amount not exceeding 25 basis points (0.25%) of the Remarketing Value of such Separate Notes, the Remarketing Agent will remit to the Custodial Agent, for the benefit of the holders of such Separate Notes, the portion of the proceeds from such remarketing equal to the amount calculated in respect of such Separate Notes as set forth in Section 5.4(b) of the Purchase Contract Agreement. If, despite using reasonable best efforts, the Remarketing Agent advises the Custodial Agent in writing that there has been a Last Failed Remarketing, the Remarketing Agent will promptly return such Notes to the Custodial Agent for redelivery to the holders of such Separate Notes. For purposes of this Section 4.5(d), a "holder" of Separate Notes shall mean the Person in whose name such Separate Notes are registered on the books of the registrar for the Notes.


                                   ARTICLE V

                             VOTING RIGHTS -- NOTES

                  SECTION 5.1 EXERCISE BY PURCHASE CONTRACT AGENT. The Purchase Contract Agent may exercise, or refrain from exercising, any and all voting and other consensual rights pertaining to the Pledged Notes or any part thereof for any purpose not inconsistent with the terms of this Agreement and in accordance with the terms of the Purchase Contract Agreement; provided that the Purchase Contract Agent shall not exercise or, as the case may be, shall not refrain from exercising such right if, in the judgment of the Company, such action would impair or otherwise have a material adverse effect on the value of all or any of the Pledged Notes; and provided, further, that the Purchase Contract Agent shall give the Company and the Collateral

Agent at least five Business Days' prior written notice of the manner in which it intends to exercise, or its reasons for refraining from exercising, any such right. Upon receipt of any notices and other communications in respect of any Pledged Notes, including notice of any meeting at which holders of Notes are entitled to vote or solicitation of consents, waivers or proxies of holders of Notes, the Collateral Agent shall use reasonable efforts to send promptly to the Purchase Contract Agent such notice or communication, and as soon as reasonably practicable after receipt of a written request therefor from the Purchase Contract Agent, execute and deliver to the Purchase Contract Agent such proxies and other instruments in respect of such Pledged Notes (in form and substance satisfactory to the Collateral Agent) as are prepared by the Purchase Contract Agent with respect to the Pledged Notes.


                                   ARTICLE VI

                  RIGHTS AND REMEDIES; SPECIAL EVENT REDEMPTION

                  SECTION 6.1 RIGHTS AND REMEDIES OF THE COLLATERAL AGENT. (a) In addition to the rights and remedies available at law or in equity, after an event of default under any of the Purchase Contracts by a Holder thereof, the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (or any successor thereto) as in effect in the State of New York from time to time (the "Code") (whether or not the Code is in effect in the jurisdiction where the rights and remedies are asserted) and the TRADES Regulations and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted. Wherever reference is made in this Agreement to any section of the Code, such reference shall be deemed to include a reference to any provision of the Code which is a successor to, or amendment of, such section. Without limiting the generality of the foregoing, such remedies may include, to the extent permitted by applicable law, at the direction of the Company (i) retention of the Pledged Notes or other Collateral in full satisfaction of the Holders' obligations under the Purchase Contracts or (ii) sale of the Pledged Notes or other Collateral in one or more public or private sales or otherwise at the written direction of the Company.

                  (b) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, in the event the Collateral Agent is unable to make payments to the Company on account of any Pledged Treasury Consideration or Pledged Treasury Securities as provided in Article III hereof in full satisfaction of the obligations of the Holder of the Units of which such Pledged Treasury Consideration or Pledged Treasury Securities, as applicable, is a part under the related Purchase Contracts, any such inability to make a payment shall constitute an event of default under the Purchase Contracts and the Collateral Agent shall have and may exercise, with reference to such Pledged Treasury Securities or such Pledged Treasury Consideration, as applicable, and such obligations of such Holder, any and all of the rights and remedies available to a secured party under the Code and the TRADES Regulations after default by a debtor, and as otherwise granted herein or under any other law.

                  (c) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, the Collateral Agent is hereby irrevocably authorized to receive and collect all payments of (i) the principal amount of, or interest on, the Pledged Notes, or (ii) the principal amount of the Pledged Treasury Consideration or Pledged Treasury Securities, subject, in each case, to the provisions of Article III.

                  (d) The Purchase Contract Agent, individually and as attorney-in-fact for each Holder of Units, agrees that, from time to time, upon the written request of the Company or the Collateral Agent (acting upon the written request of the Company), the Purchase Contract Agent or such Holder shall execute and deliver such further documents and do such other acts and things as may be necessary, including as the Company or the Collateral Agent (acting upon the written request of the Company) may reasonably request in order to maintain the Pledge, and the perfection and priority thereof, and to confirm the rights of the Collateral Agent hereunder. The Purchase Contract Agent shall have no liability to any Holder for executing any documents or taking any such acts requested by the Company or the Collateral Agent (acting upon the written request of the Company) hereunder, except for liability for its own grossly negligent act, its own grossly negligent failure to act, its own bad faith or its own willful misconduct.

                  SECTION 6.2 SUBSTITUTIONS. Whenever a Holder has the right to substitute Treasury Securities, Notes, or Treasury Consideration, as the case may be, for Collateral held by the Collateral Agent, such substitution shall not constitute a novation of the security interest created hereby.

                  SECTION 6.3 SPECIAL EVENT REDEMPTION. Upon the occurrence of a Special Event Redemption prior to the Stock Purchase Date and the receipt of the Redemption Price of the Pledged Notes by the Collateral Agent, the Collateral Agent will, at the written direction of the Company, apply the Redemption Price to purchase on behalf of the Holders of Normal Units the Treasury Portfolio. The Collateral Agent shall Transfer the Treasury Portfolio to the Collateral Account to secure the obligation of all Holders of Normal Units to purchase Ordinary Shares of the Company under the Purchase Contracts constituting a part of such Normal Units, in substitution for the Pledged Notes. Thereafter, the Collateral Agent shall have such security interests, rights and obligations with respect to the Treasury Portfolio as it had in respect of the Pledged Notes as provided in Articles II, III, IV, V and VI, and any reference herein to the Notes shall be deemed to be reference to such Treasury Portfolio, and any reference herein to interest on the Notes shall be deemed to be a reference to corresponding distributions on such Treasury Portfolio. Upon the occurrence of a Special Event Redemption and the satisfaction of all terms and conditions related thereto as forth in the Indenture, including receipt of the Redemption Price, the Collateral Agent shall be authorized to surrender the Notes in accordance with the provisions of the Indenture.

                  SECTION 6.4 CASH RECEIVED FROM HOLDERS OF NORMAL UNITS NOT PARTICIPATING IN THE REMARKETING.

                  If a Holder of Normal Units shall opt not to participate in the remarketing in accordance with the Purchase Contract Agreement and upon the receipt by the Collateral Agent of the Cash Consideration paid by such Holder sufficient to satisfy the Holder's obligations to the Company under the related Purchase Contracts in full, the Collateral Agent shall transfer such Cash Consideration to the Collateral Account to secure and be applied in direct settlement and satisfaction in full of the obligations of such Holder to purchase Ordinary Shares of the

Company under the Purchase Contracts constituting a part of such Normal Units. Thereupon, the Collateral Agent shall deliver the related Pledged Notes to the Purchase Contract Agent on the Business Day immediately preceding the first day of the Remarketing Period, free and clear of any lien, claim and security interest created hereby. Thereafter, such Units will be Stripped Units and the Collateral Agent shall have a first priority perfected security interest in such Cash Consideration paid by such Holder. In such event, all references in this Agreement, including for purposes of Section 4.3, to the Treasury Securities or Pledged Treasury Securities shall be deemed to include such Cash Consideration (the Cash Consideration subject to the Pledge referred to as the "Pledged Cash Consideration") or Pledged Cash Consideration, as the case may be, in addition to the Treasury Securities or Pledged Treasury Securities, as the case may be, with respect to the applicable Units.


                                  ARTICLE VII

                    REPRESENTATIONS AND WARRANTIES; COVENANTS

                  SECTION 7.1 REPRESENTATIONS AND WARRANTIES OF THE HOLDERS. The Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any representation or warranty made by or on behalf of a Holder), hereby represent and warrant to the Collateral Agent, which representations and warranties shall be deemed repeated on each day a Holder Transfers Collateral, and on each day a person becomes a Holder, that:

                  (a) such Holder has the power to grant a security interest in and lien on the Collateral;

                  (b) such Holder is the sole beneficial owner of the Collateral and, in the case of Collateral delivered in physical form, is the sole holder of such Collateral and is the sole beneficial owner of, or has the right to Transfer, the Collateral it Transfers to the Collateral Agent, free and clear of any security interest, lien, encumbrance, call, liability to pay money or other restriction other than the security interest and lien granted under Section 2.1;

                  (c) upon the Transfer of the Collateral to the Collateral Account, the Collateral Agent, for the benefit of the Company, will have a valid and perfected first priority security interest therein (assuming that any central clearing operation or any Intermediary or other entity not within the control of the Holder involved in the Transfer of the Collateral, including the Collateral Agent, gives the notices and takes the action required of it hereunder and under applicable law for perfection of that interest and assuming the establishment and exercise of control pursuant to Section 2.2); and

                  (d) the execution and performance by the Holder of its obligations under this Agreement will not result in the creation of any security interest, lien or other encumbrance on the Collateral other than the security interest and lien granted under Section 2.1 or violate any provision of any existing law or regulation applicable to it or of any mortgage, charge, pledge, indenture, contract or undertaking to which it is a party or which is binding on it or any of its assets.

                  SECTION 7.2 REPRESENTATIONS AND WARRANTIES OF THE COLLATERAL AGENT, CUSTODIAL AGENT AND SECURITIES INTERMEDIARY. The Collateral Agent, Custodial Agent and Securities Intermediary (each an "Agent") hereby represents and warrants:

                  (a) The Collateral Agent, Custodial Agent and Securities Intermediary is a national banking association duly organized and existing under the laws of the United States of America;

                  (b) The Securities Intermediary is a "securities intermediary" as defined in Article 8-102(a)(14) of the Code and the Collateral Account is a "securities account" as such term is defined in Section 8-501(a) of the Code;

                  (c) The execution, delivery and performance by the Collateral Agent, the Custodial Agent and the Securities Intermediary of this Agreement have each been duly authorized by all necessary corporate action on the part of each such Agent; this Agreement has been duly executed and delivered by the Collateral Agent, the Custodial Agent and the Securities Intermediary and constitutes a valid and legally binding obligation of each of the Agents, enforceable against such Agents in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                  (d) The execution, delivery and performance by the Collateral Agent, the Custodial Agent and the Securities Intermediary of this Agreement do not violate or constitute a breach of the Articles of Incorporation or By-Laws of any of such Agents; and

                  (e) No consent of any federal or state banking authority having regulatory authority over the Agents in their individual capacity is required for the execution and delivery of, or performance by the Agents of their respective obligations under, this Agreement.

                  SECTION 7.3 COVENANTS. The Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any covenant made by or on behalf of a Holder), hereby covenant to the Collateral Agent that for so long as the Collateral remains subject to the Pledge:

                  (a) neither the Purchase Contract Agent nor such Holders will create or purport to create or allow to subsist any mortgage, charge, lien, pledge or any other security interest whatsoever over the Collateral or any part of it other than pursuant to this Agreement; and

                  (b) neither the Purchase Contract Agent nor such Holders will sell or otherwise dispose (or attempt to dispose) of the Collateral or any part of it except for the beneficial interest therein, subject to the pledge hereunder, transferred in connection with the Transfer of the Units.


                                  ARTICLE VIII

                              THE COLLATERAL AGENT

                  SECTION 8.1 APPOINTMENT, POWERS AND IMMUNITIES. (a) The Collateral Agent, the Custodial Agent or the Securities Intermediary shall act as agent for the Company hereunder with such powers as are specifically vested in the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Each of the Collateral Agent, the Custodial Agent and the Securities Intermediary:

                  (i) shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants or obligations shall be inferred from this Agreement against any of them, nor shall any of them be bound by the provisions of any agreement by any party hereto beyond the specific terms hereof;

                  (ii) shall not be responsible for any recitals contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement, the Units or the Purchase Contract Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement (other than as against the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be), the Units or the Purchase Contract Agreement or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person (except the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be) to perform any of its obligations hereunder or thereunder or, except as expressly required hereby, for the existence, validity, perfection, priority or maintenance of any security interest created hereunder;

                  (iii) shall not be required to initiate or conduct any litigation or collection proceedings hereunder (except in the case of the Collateral Agent, pursuant to written directions furnished under
          Section 8.2 hereof, subject to Section 8.6 hereof);

                  (iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith or therewith, except for its own gross negligence, bad faith or willful misconduct;

                  (v) shall not be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, the Units or other property deposited hereunder;

                  (vi) may perform any of their duties hereunder directly or by or through agents or attorneys appointed with due care;

                  (vii) shall be entitled to consult with counsel and to act in full reliance upon the advice of such counsel concerning matters pertaining to the agencies created hereby and its duties hereunder, and shall not be liable for any action taken or omitted to be taken by it in good faith and in reliance upon and in accordance with the reasonable advice of counsel selected by it;

                  (viii) shall not be liable with respect to any action taken by it in good faith in accordance with any direction of the Company or its agents except for its own gross negligence or willful misconduct; and

                  (ix) shall not be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of services contemplated by this Agreement.

                  Subject to the foregoing, during the term of this Agreement, each of the Collateral Agent, the Custodial Agent and the Securities Intermediary, in connection with the safekeeping and preservation of the Collateral hereunder, shall use the same standard of care it applies for similar property held for its own account.

                  (b) No provision of this Agreement shall require the Collateral Agent, the Custodial Agent or the Securities Intermediary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. In no event shall the Collateral Agent, the Custodial Agent or the Securities Intermediary be liable for any amount in excess of the value of the Collateral. Notwithstanding the foregoing, the Collateral Agent, the Custodial Agent, the Purchase Contract Agent and Securities Intermediary, each in its individual capacity, hereby waive any right of set-off, banker's lien, liens or perfection rights as securities intermediary or any counterclaim with respect to any of the Collateral.

                  (c) The Collateral Agent, Custodial Agent and Securities Intermediary shall have no liability whatsoever for the action or inaction of any Clearing Agency or any book-entry system thereof. In no event shall any Clearing Agency or any book-entry system thereof be deemed an agent or subcustodian of the Collateral Agent, Custodial Agent and Securities Intermediary.

                  SECTION 8.2 INSTRUCTIONS OF THE COMPANY. The Company shall have the right, by one or more instruments in writing executed and delivered to the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, to direct the time, method and place of conducting any proceeding for the realization of any right or remedy available to the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, or of exercising any power conferred on the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, or to direct the taking or refraining from taking of any action authorized by this Agreement; provided that
(i) such direction shall be in writing and shall not conflict with the provisions of any law or of this Agreement and (ii) the Collateral Agent, the Custodial Agent and the Securities Intermediary shall each receive indemnity reasonably satisfactory to it as provided herein. Nothing in this Section 8.2 shall impair the right of each of the Collateral Agent, the Custodial Agent or the Securities Intermediary in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with such direction.

                  SECTION 8.3 RELIANCE. Each of the Securities Intermediary, the Custodial Agent and the Collateral Agent, in absence of bad faith, shall be entitled conclusively to rely upon any certification, order, judgment, instructions, opinion, notice or other communication (including, without limitation, any thereof by telephone or facsimile) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein), and upon advice and written statements of legal counsel and other experts selected by the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be. As to any matters not expressly provided for by this Agreement, the Collateral Agent, the Custodial Agent and the Securities Intermediary shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions given by the Company in accordance with this Agreement.

                  SECTION 8.4 RIGHTS IN OTHER CAPACITIES. The Collateral Agent, the Custodial Agent and the Securities Intermediary and their affiliates may (without having to account therefor to the Company) accept deposits from, lend money to, make their investments in and generally engage in any kind of banking, trust or other business with the Purchase Contract Agent, any Holder of Units and any holder of Separate Notes (and any of their respective subsidiaries or affiliates) as if it were not acting as the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, and the Collateral Agent, the Custodial Agent and the Securities Intermediary and their affiliates may accept fees and other consideration from the Purchase Contract Agent, any Holder of Units or any holder of Separate Notes without having to account for the same to the Company; provided that each of the Securities Intermediary, the Custodial Agent and the Collateral Agent covenants and agrees with the Company that it shall not accept, receive or permit there to be created in favor of itself (and waives any right of set-off or banker's lien with respect to) and shall take no affirmative action to permit there to be created in favor of any other Person, any security interest, lien or other encumbrance of any kind in or upon the Collateral and the Collateral shall not be commingled with any other assets of any such Person.

                  SECTION 8.5 NON-RELIANCE ON COLLATERAL AGENT. None of the Securities Intermediary, the Custodial Agent or the Collateral Agent shall be required to keep itself informed as to the performance or observance by the Purchase Contract Agent or any Holder of Units of this Agreement, the Purchase Contract Agreement, the Units or any other document referred to or provided for herein or therein or to inspect the properties or books of the Purchase Contract Agent or any Holder of Units. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall not have any duty or responsibility to provide the Company or the Remarketing Agent with any credit or other information concerning the affairs, financial condition or business of the Purchase Contract Agent, any Holder of Units or any holder of Separate Notes (or any of their respective subsidiaries or affiliates) that may come into the possession of the Collateral Agent, the Custodial Agent or the Securities Intermediary or any of their respective affiliates.

                  SECTION 8.6 COMPENSATION AND INDEMNITY. The Company agrees:

                  (a) to pay each of the Collateral Agent, the Custodial Agent and the Securities Intermediary from time to time such compensation as shall be agreed in writing between the Company and the Collateral Agent, Custodial Agent or the Securities Intermediary, as the case may be, for all services rendered by each of them hereunder; and

                  (b) to indemnify the Collateral Agent, the Custodial Agent and the Securities Intermediary and their officers, directors and agents for, and to hold each of them harmless from and against, any loss, liability or reasonable out-of-pocket expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of its powers and duties under this Agreement, including the reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of one counsel) of defending itself against any claim or liability in connection with the exercise or performance of such powers and duties or collecting such amounts. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall each promptly notify the Company of any third party claim which may give rise to the indemnity hereunder and give the Company the opportunity to control the defense of such claim with counsel reasonably satisfactory to the indemnified party, provided no conflict of interest exists (if such a conflict of interests exists, the Collateral Agent, the Custodial Agent and the Securities Intermediary will be entitled to one separate counsel payable by the Company), and if the Company so elects to assume such defense, the Company shall in good faith defend the Collateral Agent, the Custodial Agent or the Securities Intermediary (in which case all attorney's fees and expenses shall be borne by the Company). No compromise or settlement of any claims may be effected by any party without the other parties' consent (which consent shall not be unreasonably withheld) unless (i) there is no finding or omission of any violation of law and no effect on any other claims that may be made against any of such other parties and (ii) the sole relief provided is monetary damages that are paid in full by the party seeking the compromise or settlement. The provisions of this Section 8.6(b) shall survive the termination of this Agreement or the resignation or removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary.

                  SECTION 8.7 FAILURE TO ACT. In the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or among the parties hereto or any other Person with respect to any funds or property deposited hereunder, the Collateral Agent, Custodial Agent and the Securities Intermediary shall be entitled, after prompt notice to the Company and the Purchase Contract Agent, at its sole option, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and neither the Collateral Agent, Custodial Agent nor the Securities Intermediary shall be or become liable in any way to any of the parties hereto for its failure or refusal to comply with such conflicting claims, demands or instructions. The Collateral Agent, Custodial Agent and the Securities Intermediary shall be entitled to refuse to act until either (i) such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing, reasonably satisfactory to the Collateral Agent, Custodial Agent or the Securities Intermediary, as the case may be, or (ii) the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, shall have received security or an indemnity reasonably satisfactory to the Collateral Agent, Custodial Agent or the Securities Intermediary, as the case may be, sufficient to save the Collateral Agent, Custodial Agent or the Securities Intermediary, as the case may be, harmless from and against any and all loss, liability or reasonable out-of-pocket expense which the Collateral Agent, Custodial Agent or the Securities Intermediary, as the case may be, may incur by reason of its acting without bad faith, willful misconduct or negligence. The Collateral Agent, Custodial Agent or the Securities Intermediary may, but shall not be required, in addition elect to commence an interpleader action or seek other judicial relief or orders at the expense of the Company as the Collateral Agent, Custodial Agent or the Securities Intermediary, as the case may be, may deem necessary. Notwithstanding anything contained herein to the contrary, neither the Collateral Agent, Custodial Agent nor the Securities Intermediary shall be required to take any action that is in the reasonable opinion of its counsel contrary to law or to the terms of this Agreement, or which would in its reasonable opinion subject it or any of its officers, employees or directors to liability.

                  SECTION 8.8 RESIGNATION; REPLACEMENT OF COLLATERAL AGENT, CUSTODIAL AGENT OR SECURITIES INTERMEDIARY. Subject to the appointment and acceptance of a successor Collateral Agent, Custodial Agent or Securities Intermediary, as provided below, (a) the Collateral Agent, Custodial Agent or the Securities Intermediary may resign at any time by giving notice thereof to the Company and the Purchase Contract Agent as attorney-in-fact for the Holders of Units, (b) the Collateral Agent, Custodial Agent or the Securities Intermediary may be removed at any time by the Company (with or without cause) by notice to the Purchase Contract Agent and the Collateral Agent, the Custodial Agent and the Securities Intermediary and (c) if the Collateral Agent, Custodial Agent or the Securities Intermediary fails to perform any of its material obligations hereunder in any material respect for a period of not less than 20 days after receiving written notice of such failure by the Purchase Contract Agent and such failure shall be continuing, the Collateral Agent, Custodial Agent or the Securities Intermediary may be removed by the Purchase Contract Agent. The Purchase Contract Agent shall promptly notify the Company of any removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary pursuant to clause (c) of the immediately preceding sentence. Upon notice of any such resignation or removal, the Company shall have the right to appoint a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be. If no successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, shall have been so appointed and shall have accepted such appointment within 30 days after any notice of such resignation or such removal, then the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, may at the Company's expense petition any court of competent jurisdiction for the appointment of a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be. Upon removal of the Collateral Agent, Custodial Agent or Securities Intermediary, no fees paid to the retiring Collateral Agent, Custodial Agent or Securities Intermediary pursuant to Section 8.6(a) of this Agreement shall be refunded. Each successor Collateral Agent, Custodial Agent and the Securities Intermediary shall be a bank which has an office or agency in New York, New York with a combined capital and surplus of at least $50,000,000 or any affiliate of a bank holding company having such capital and surplus. Upon the acceptance of any appointment as Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, hereunder by a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, and the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, upon payment of any of its unpaid fees and expenses, shall take all appropriate action to transfer any money and property held by it hereunder (including the Collateral) to such successor. The retiring Collateral Agent, Custodial Agent or Securities Intermediary shall, upon such succession, be discharged from its duties and obligations as Collateral Agent, Custodial Agent or Securities Intermediary hereunder. After any retiring Collateral Agent's, Custodial Agent's or Securities Intermediary's resignation hereunder as Collateral Agent, Custodial Agent or Securities Intermediary, the provisions of this Section 8.8, and
Section 8.6 hereof, shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent, Custodial Agent or Securities Intermediary. Any resignation or removal of the Collateral Agent hereunder shall be deemed for all purposes of this Agreement as the simultaneous resignation or removal of the Custodial Agent and the Securities Intermediary hereunder.

                  So long as it meets the requirements of this Section 8.8, any corporation into which the Collateral Agent, the Custodial Agent or the Securities Intermediary, in its individual capacity, may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Collateral Agent in its individual capacity may be transferred, shall be the Collateral Agent, the Custodial Agent, or the Securities Intermediary, as the case may be, respectively, under this Agreement without further act.

                  SECTION 8.9 RIGHT TO APPOINT AGENT OR ADVISOR. The Collateral Agent shall have the right to appoint agents or advisors in connection with any of its duties hereunder, and the Collateral Agent shall not be liable for any action taken or omitted by, or in reliance upon the advice of, such agents or advisors reasonably selected in good faith. The appointment of agents (other than legal counsel) pursuant to this Section 8.9 shall be subject to prior written consent of the Company.

                  SECTION 8.10 SURVIVAL. The provisions of this Article VIII shall survive termination of this Agreement and the resignation or removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary.

                  SECTION 8.11 EXCULPATION. Anything in this Agreement to the contrary notwithstanding, in no event shall any of the Collateral Agent, the Custodial Agent or the Securities Intermediary or their officers, employees or agents be liable under this Agreement to any third party for indirect, special, punitive or consequential loss or damage of any kind whatsoever, including lost profits or loss of business, relating to, arising from or in connection with this Agreement, whether or not the likelihood of such loss or damage was known to the Collateral Agent, the Custodial Agent or the Securities Intermediary, or any of them, incurred without any act or deed that is found to be attributable to negligence, bad faith or willful misconduct on the part of the Collateral Agent, the Custodial Agent or the Securities Intermediary.

                                   ARTICLE IX

                                    AMENDMENT

                  SECTION 9.1 AMENDMENT WITHOUT CONSENT OF HOLDERS. Without the consent of any Holders or the holders of any Separate Notes, the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, at any time and from time to time, may amend this Agreement, in form satisfactory to the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, for any of the following purposes:

                  (i) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company; or

                  (ii) to add covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company so long as such covenants or such surrender do not adversely affect the validity, perfection or priority of the security interests granted or created hereunder; or

                  (iii) to evidence and provide for the acceptance of appointment hereunder by a successor Collateral Agent, Custodial Agent, Securities Intermediary or Purchase Contract Agent; or

                  (iv) to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other such provisions herein, or to make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders.

                  SECTION 9.2 AMENDMENT WITH CONSENT OF HOLDERS. With the consent of the Holders of not less than a majority of the Purchase Contracts at the time outstanding, by Act of said Holders delivered to the Company, the Purchase Contract Agent or the Collateral Agent, as the case may be, the Company, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Securities Intermediary may amend this Agreement for the purpose of modifying in any manner the provisions of this Agreement or the rights of the Holders in respect of the Units; provided that no such amendment shall, as to any Holder of an Outstanding Unit adversely affected thereby, without the consent of such Holder,

                  (i) change the amount or type of Collateral underlying a Unit (except for the rights of holders of Normal Units to substitute the Treasury Securities for the Pledged Notes or the Pledged Treasury Consideration, as the case may be, or the rights of Holders of Stripped Units to substitute Notes or the Treasury Consideration, as applicable, for the Pledged Treasury Securities), impair the right of the Holder of any Unit to receive distributions on the underlying Collateral or otherwise adversely affect the Holder's rights in or to such Collateral; or

                  (ii) otherwise effect any action that would require the consent of the Holder of each Outstanding Unit affected thereby pursuant to the Purchase Contract Agreement if such action were effected by an agreement supplemental thereto; or

                  (iii) reduce the percentage of Purchase Contracts the consent of whose Holders is required for any such amendment;

         provided that if any amendment or proposal referred to above would adversely affect only the Normal Units or the Stripped Units, then only the affected class of Holders as of the record date for the Holders entitled to vote thereon will be entitled to vote on or consent to such amendment or proposal.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

                  SECTION 9.3 EXECUTION OF AMENDMENTS. In executing any amendment permitted by this Article IX, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent shall be entitled to receive and (subject to Section 8.1 hereof, with respect to the Collateral Agent, and Section 7.1 of the Purchase Contract Agreement, with respect to the Purchase Contract Agent) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent, if any, to the execution and delivery of such amendment have been satisfied and, in the case of an amendment pursuant to Section 9.1, that such amendment does not adversely affect the validity, perfection or priority of the security interests granted or created hereunder.

                  SECTION 9.4 EFFECT OF AMENDMENTS. Upon the execution of any amendment under this Article IX, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered under the Purchase Contract Agreement shall be bound thereby.

                  SECTION 9.5 REFERENCE TO AMENDMENTS. Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any amendment pursuant to this Article IX may, and shall if required by the Collateral Agent or the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent and the Collateral Agent as to any matter provided for in such amendment. If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Collateral Agent, the Purchase Contract Agent and the Company, to any such amendment may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in accordance with the Purchase Contract Agreement in exchange for outstanding Certificates.


                                   ARTICLE X

                                  MISCELLANEOUS

                  SECTION 10.1 NO WAIVER. No failure on the part of any party hereto or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any party hereto or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                  SECTION 10.2 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Without limiting the foregoing, the above choice of law is expressly agreed to by the Securities Intermediary, the Collateral Agent, the Custodial Agent and the Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, in connection with the establishment and maintenance of the Collateral Account, which law, for purposes of the Code, shall be deemed to be the law governing all Security Entitlements related thereto. In addition, such parties agree that, for purposes of the Code, New York shall be the Securities Intermediary's jurisdiction. The Company, the Collateral Agent and the Holders from time to time of the Units, acting through the Purchase Contract Agent as their attorney-in-fact, hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in the Borough of Manhattan in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Collateral Agent and the Holders from time to time of the Units, acting through the Purchase Contract Agent as their attorney-in-fact, irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Company hereby designates and appoints CT Corporation System, 111 Eighth Avenue, New York, New York 10011 as its authorized agent upon which process may be served in any legal suit, action or proceeding arising out of or relating to this Agreement which may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, New York, and agrees that service of process upon such agent, and written notice of said service to the Company by the Person serving the same, shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and further designates its domicile, the domicile of CT Corporation System specified above and any domicile CT Corporation System may have in the future as its domicile to receive any notice hereunder (including service of process). If for any reason CT Corporation System (or any successor agent for this purpose) shall cease to act as agent for service of process as provided above, the Company will promptly appoint a successor agent for this purpose reasonably acceptable to the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent. The Company agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect.

                  SECTION 10.3 JUDGMENT CURRENCY. The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due (the "Required Currency") into a currency in which a judgment will be rendered (the "Judgment Currency"), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Purchase Contract Agent could purchase in The City of New York the requisite amount of the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which a final unappealable judgment is given and (b) its obligations under this Agreement to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Agreement. For purpose of the foregoing, "New York Banking Day" means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to be closed.

                  SECTION 10.4 NOTICES. Unless otherwise stated herein, all notices, requests, instructions, consents and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) and, if sent to the Company, will be mailed, delivered or telecopied to XL House, One Bermudiana Road, Hamilton HM11, Bermuda, Attention: Paul S. Giordano (fax no.: (441) 292-5280); or if sent to the Purchase Contract Agent as attorney-in-fact of the Holders from time to time of the Units, will be mailed, delivered or telefaxed to 225 Asylum Street, 23rd Floor, Hartford, Connecticut 06103, Attention: Arthur Blakeslee (fax no.: (503) 258-5977); or if sent to the Collateral Agent, Custodial Agent and Securities Intermediary, will be mailed, delivered or telefaxed to 225 Asylum Street, 23rd Floor, Hartford, Connecticut 06103, Attention: Elizabeth Hammer (fax no.: (860) 241-6897), or as to any party, at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when personally delivered or, in the case of a mailed notice or notice transmitted by telecopier, upon receipt, in each case given or addressed as aforesaid.

                  SECTION 10.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, and the Holders from time to time of the Units, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreements of, and the grant of the Pledge hereunder by, the Purchase Contract Agent.

                  SECTION 10.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  SECTION 10.7 SEVERABILITY. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                  SECTION 10.8 EXPENSES, ETC. The Company agrees to reimburse the Collateral Agent, the Securities Intermediary and the Custodial Agent for:

                  (a) all reasonable out-of-pocket costs and all reasonable expenses of the Collateral Agent, the Custodial Agent and the Securities Intermediary (including, without limitation, the reasonable fees and expenses of one counsel to the Collateral Agent, the Custodial Agent and the Securities Intermediary), in connection with (i) the negotiation, preparation, execution and delivery or performance of this Agreement and (ii) any modification, supplement or waiver of any of the terms of this Agreement;

                  (b) all reasonable costs and expenses of the Collateral Agent, the Custodial Agent and the Securities Intermediary (including, without limitation, reasonable fees and expenses of one counsel) in connection with (i) any enforcement or proceedings resulting or incurred in connection with causing any Holder of Units to satisfy its obligations under the Purchase Contracts forming a part of the Units and (ii) the enforcement of this Section 10.7; and

                  (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein and all costs, expenses, taxes, assessments and other charges, if any, incurred in connection with any filing, registration, recording or perfection of any security interest to the extent contemplated hereby.

                  SECTION 10.9 SECURITY INTEREST ABSOLUTE. All rights of the Collateral Agent and security interests hereunder, and all obligations of the Holders from time to time hereunder, shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of any provision of the Purchase Contracts or the Units or any other agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or any other term of, or any increase in the amount of, all or any of the obligations of Holders of Units under the related Purchase Contracts, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Purchase Contract Agreement or any Purchase Contract or any other agreement or instrument relating thereto; or

                  (c) any other circumstance which might otherwise constitute a defense available to, or discharge of, a borrower, a guarantor or a pledgor.

                  SECTION 10.10 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  SECTION 10.11 INCORPORATION BY REFERENCE. Each of the Company, the Collateral Agent and the Securities Intermediary agrees that the Purchase Contract Agent is, in acting hereunder with respect to the Company, entitled to all rights, privileges, benefits, protections, immunities and indemnities provided to it under the Purchase Contract Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                  XL CAPITAL LTD


                                  By:  /s/ Paul S. Giordano
                                       ----------------------------------------
                                       Name:  Paul S. Giordano
                                       Title: Executive Vice President,
                                              General Counsel and Secretary





                                  U.S. BANK NATIONAL ASSOCIATION,
                                       as Purchase Contract Agent and
                                       as attorney-in-fact of the Holders
                                       from time to time of the Units

                                  By:  /s/ Arthur L. Blakeslee
                                       ----------------------------------------
                                       Name:  Arthur L. Blakeslee
                                       Title: Assistant Vice President




                                  U.S. BANK TRUST NATIONAL ASSOCIATION,
                                       as Collateral Agent, Custodial Agent and
                                       Securities Intermediary

                                  By:  /s/ Arthur L. Blakeslee
                                       ----------------------------------------
                                       Name:  Arthur L. Blakeslee
                                       Title: Assistant Vice President

                                                                       EXHIBIT A

          INSTRUCTION FROM PURCHASE CONTRACT AGENT TO COLLATERAL AGENT

U.S. Bank Trust National Association
225 Asylum Street
23rd Floor
Hartford, Connecticut 06103




Attention: Corporate Trust Administration

                         Re:   6.50% EQUITY SECURITY UNITS
                               OF XL CAPITAL LTD (THE "COMPANY")

                  We hereby notify you in accordance with Section [4.1] [4.2] of the Pledge Agreement, dated as of March 23, 2004 (the "Pledge Agreement"), among the Company, yourselves, as Collateral Agent, Custodial Agent and Securities Intermediary and ourselves, as Purchase Contract Agent and as attorney-in-fact for the holders of [Normal Units] [Stripped Units] from time to time, that the holder of Units listed below (the "Holder") has elected to substitute [$________ aggregate principal amount of Treasury Securities (CUSIP No. 912820 BX 4)] [$________ aggregate principal amount of Notes or $__________ aggregate principal amount of Treasury Consideration (CUSIP No. ___________)] in exchange for the related [Pledged Notes or Pledged Treasury Consideration] [Pledged Treasury Securities] held by you in accordance with the Pledge Agreement and has delivered to us a notice stating that the Holder has Transferred [Treasury Securities] [Notes or the Treasury Consideration] to you, as Collateral Agent. We hereby instruct you, upon receipt of such [Pledged Treasury Securities] [Pledged Notes or Pledged Treasury Consideration], to release the [Notes or the Treasury Consideration] [Treasury Securities] related to such [Normal Units] [Stripped Units] to us in accordance with the Holder's instructions. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Date: _____________________

                                         U.S. Bank National Association,
                                         as Purchase Contract Agent

                                         By: ___________________________________
                                             Name:
                                             Title:

                  Please print name and address of Registered Holder electing to substitute [Treasury Securities] [Notes or Treasury Consideration] for the [Pledged Notes or the Pledged Treasury Consideration] [Pledged Treasury Securities]:

Name:

Social Security or other Taxpayer
Identification Number, if any:

Address:

                                                                       EXHIBIT B

                     INSTRUCTION TO PURCHASE CONTRACT AGENT

U.S. Bank National Association,
  as Purchase Contract Agent
225 Asylum Street
23rd Floor
Hartford, Connecticut 06103

Attention: Institutional Trust Services

                         Re:  6.50% EQUITY SECURITY UNITS
                              OF XL CAPITAL LTD (THE "COMPANY")

                  The undersigned Holder hereby notifies you that it has delivered to U.S. Bank Trust National Association, as Collateral Agent, [$_________ aggregate principal amount of Treasury Securities (CUSIP No. 912820 BX 4)] [$_________ aggregate principal amount of Notes or $___________ principal amount of Treasury Consideration (CUSIP No. _________)] in exchange for the related [Pledged Notes or Pledged Treasury Consideration] [Pledged Treasury Securities] held by the Collateral Agent, in accordance with Section [4.1][4.2] of the Pledge Agreement, dated as of March 23, 2004 (the "Pledge Agreement"), between you, the Company and the Collateral Agent. The undersigned Holder hereby instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the [Pledged Notes or the Pledged Treasury Consideration] [Pledged Treasury Securities] related to such [Normal Units] [Stripped Units]. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Date: ___________________

Signature: _______________________________________

Signature Guarantee: _____________________________

Please print name and address of Registered Holder:

Name:

Social Security or other Taxpayer
Identification Number, if any:

Address:

                                                                       EXHIBIT C

              INSTRUCTION TO CUSTODIAL AGENT REGARDING REMARKETING

U.S. Bank Trust National Association
225 Asylum Street
23rd Floor
Hartford, Connecticut 06103

Attention: Corporate Trust Administration

                       Re: NOTES OF XL CAPITAL LTD

                  The undersigned hereby notifies you in accordance with Section 4.5(d) of the Pledge Agreement, dated as of March 23, 2004 (the "Pledge Agreement"), among XL Capital Ltd, yourselves, as Collateral Agent, Securities Intermediary and Custodial Agent, and U.S. Bank National Association, as Purchase Contract Agent and as attorney-in-fact for the Holders of Normal Units and Stripped Units from time to time, that the undersigned elects to deliver on the fourth Business Day immediately preceding the Remarketing Date commencing on ____________, 2007 $__________ aggregate principal amount of Notes for delivery to the Remarketing Agent for remarketing pursuant to Section 4.5(d) of the Pledge Agreement. The undersigned will, upon request of the Remarketing Agent, execute and deliver any additional documents deemed by the Remarketing Agent or by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Notes tendered hereby.

                  The undersigned hereby instructs you, upon receipt of the proceeds of such remarketing from the Remarketing Agent, net of amounts payable to the Remarketing Agent in accordance with the Pledge Agreement, to deliver such proceeds to the undersigned in accordance with the instructions indicated herein under "A. Payment Instructions." The undersigned hereby instructs you, in the event of the Last Failed Remarketing upon receipt of the Notes tendered herewith from the Remarketing Agent, to deliver such Notes to the person(s) and the address(es) indicated herein under "B. Delivery Instructions."

                  With this notice, the undersigned hereby (i) represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Notes tendered hereby and that the undersigned is the record owner of any Notes tendered herewith in physical form or a participant in The Depository Trust Company ("DTC") and the beneficial owner of any Notes tendered herewith by book-entry transfer to your account at DTC and (ii) agrees to be bound by the terms and conditions of Section 4.5(d) of the Pledge Agreement. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Date:  _________________

Signature:  _______________________________

Signature Guarantee: ______________________

Name:     __________________________________
          (Please Print)

Address:  __________________________________
          (Please Print)

Zip Code:

Country:

Telecopy (include country code if outside U.S.):

Telephone (include country code if outside U.S.):

(Tax Identification or Social Security Number):

A. PAYMENT INSTRUCTIONS

Proceeds of the remarketing should be paid by check in the name of the person(s) set forth below and mailed to the address set forth below.

Name(s):  __________________________________
          (Please Print)

Address:  __________________________________
          (Please Print)

Zip Code:

Country:

Telecopy (include country code if outside U.S.):

Telephone (include country code if outside U.S.):

(Special Identification or Social Security Number):

B. DELIVERY INSTRUCTIONS

In the event of the Last Failed Remarketing, Notes which are in physical form should be delivered to the person(s) set forth below and mailed to the address set forth below.

Name(s):     __________________________________
             (Please Print)

Address:     __________________________________
             (Please Print)

Zip Code:

Country:

Telecopy (include country code if outside U.S.):

Telephone (include country code if outside U.S.):

(Special Identification or Social Security Number):

In the event of [a/the Last] Failed Remarketing, Notes which are in book-entry form should be credited to the account at The Depository Trust Company set forth below.

Name of Account Party:

DTC Account Number:

                                                                       EXHIBIT D

                    INSTRUCTION TO CUSTODIAL AGENT REGARDING
                           WITHDRAWAL FROM REMARKETING

U.S. Bank Trust National Association
225 Asylum Street
23rd Floor
Hartford, Connecticut 06103

Attention: Corporate Trust Administration

                         Re: NOTES OF XL CAPITAL LTD

                  The undersigned hereby notifies you in accordance with Section 4.5(d) of Pledge Agreement, dated as of March 23, 2004 (the "Pledge Agreement"), among XL Capital Ltd, yourselves, as Collateral Agent, Securities Intermediary and Custodial Agent, and U.S. Bank National Association, as Purchase Contract Agent and as attorney-in-fact for the Holders of Normal Units and Stripped Units from time to time, that the undersigned elects to withdraw the $__________ aggregate principal amount of Notes delivered to the Custodial Agent on _________, 2007 for remarketing pursuant to Section 4.5(d) of the Pledge Agreement. The undersigned hereby instructs you to return such Notes to the undersigned in accordance with the undersigned's instructions. With this notice, undersigned hereby agrees to be bound by the terms and conditions 4.5(d) of the Pledge Agreement. Capitalized terms used herein but shall have the meaning set forth in the Pledge Agreement.

Date:  _________________

Signature:  _______________________________

Signature Guarantee: ______________________

Name:     __________________________________
          (Please Print)

Address:  __________________________________
          (Please Print)

Zip Code:

Country:

Telecopy (include country code if outside U.S.):

Telephone (include country code if outside U.S.):

(Tax Identification or Social Security Number):

A. DELIVERY INSTRUCTIONS

In the event of [a/the Last] Failed Remarketing, Notes which are in physical form should be delivered to the person(s) set forth below and mailed to the address set forth below.

Name:     __________________________________
          (Please Print)

Address:  __________________________________
          (Please Print)

Zip Code:

Country:

Telecopy (include country code if outside U.S.):

Telephone (include country code if outside U.S.):

(Tax Identification or Social Security Number):

In the event of [a/the Last] Failed Remarketing, Notes which are in book-entry form should be credited to the account at The Depository Trust Company set forth below.

Name of Account Party:

DTC Account Number:






                                      D-2